Exhibit 8.1
PartnerRe Ltd.
Subsidiaries of the Company

	Jurisdiction	Percentage Interest Held
PartnerRe Ltd.	Bermuda
Aurigen Capital Limited	Bermuda	100%
Aurigen Europe Holdings B.V.	Netherlands	100%
PartnerRe Life Reinsurance Company of Canada	Canada	100%
Aurigen USA Holdings Inc.	Delaware, United States	100%
PartnerRe Life Reinsurance Company of America	Arkansas, United States	100%
Aurigen Reinsurance Limited	Bermuda	100%
PartnerRe Services Ltd.	Bermuda	100%
Partner Reinsurance Company Ltd.	Bermuda	100%
PartnerRe Servicios Y Compañia Limitada	Chile	100%
PartnerRe Americas Services Company, S.A. de C.V.	Mexico	100%
PPF Holdings I Ltd.	Bermuda	100%
PPF Holdings II Ltd.	Bermuda	100%
PPF Holdings III Ltd.	Bermuda	100%
PartnerRe Capital Investments Corp.	Delaware, United States	100%
LFR Collections LLC	Delaware, United States	100%
Almandine I LLC	Delaware, United States	95%
Mercalli Investment Holding company Ltd.	Bermuda	100%
Mercalli ILS Master Fund Ltd.	Bermuda	100%
Mercalli Re Ltd.	Bermuda	100%
Mercalli ILS Bermuda Feeder Fund Ltd.	Bermuda	100%
Mercalli ILS Feeder Fund LLC	Delaware, United States	100%
PartnerRe Underwriting Management Ltd.	Bermuda	100%
Lorenz Re Ltd.	Bermuda	100%
Raccoon River Re Ltd	Bermuda	100%
Partner Reinsurance Life Company of Bermuda Ltd.	Bermuda	100%
PartnerRe Corporate Member Limited	United Kingdom	100%
PartnerRe Corporate Member 2 Limited	United Kingdom	100%
Almacantar Group S.A.	Luxembourg	36%
Partner Reinsurance Asia Pte. Ltd.	Singapore	100%
PartnerRe Holdings Europe Limited	Ireland	100%
PartnerRe Holdings Switzerland GmbH	Switzerland	100%
PartnerRe Financing Ltd.	Bermuda	100%
PartnerRe Connecticut Inc.	Connecticut, United States	100%
PartnerRe Ireland Insurance dac	Ireland	100%
PartnerRe Ireland Finance DAC	Ireland	100%
PartnerRe Holdings B.V.	Netherlands	100%
PartnerRe Holdings SA	France	100%
Partner Reinsurance Europe SE	Ireland	100%
PartnerRe Escritório de Representação no Brasil Ltda.	Brazil	100%

	Jurisdiction	Percentage Interest Held
PartnerRe Miami Inc.	Florida, United States	100%
PartnerRe U.S. Corporation	Delaware, United States	100%
PartnerRe America Insurance Company	Delaware, United States	100%
PPF Finance LLC	Delaware, United States	100%
Peninsula Coinvestment II, LLC	Delaware, United States	100%
PartnerRe Finance A LLC	Delaware, United States	100%
PartnerRe Finance B LLC	Delaware, United States	100%
PartnerRe Finance C LLC	Delaware, United States	100%
PartnerRe Asset Management Corporation	Delaware, United States	100%
PartnerRe Principal Finance Inc.	Delaware, United States	100%
Mercalli Investment Management Inc.	Delaware, United States	100%
Partner Reinsurance Company of the U.S.	New York, United States	100%
PartnerRe Insurance Company of New York	New York, United States	100%
PartnerRe Finance I Inc.	Delaware, United States	100%
PartnerRe Finance II Inc.	Delaware, United States	100%
PartnerRe Capital Trust II	Delaware, United States	100%
PartnerRe Capital Trust III	Delaware, United States	100%
Presidio Reinsurance Group, Inc.	Delaware, United States	100%
Presidio Excess Insurance Services Inc.	California, United States	100%
PartnerRe Management Ltd.	United Kingdom	100%
Presidio Reinsurance Corporation	Montana, United States	100%